June 2020

Preliminary Terms No. 4,250

 Registration Statement Nos. 333-221595; 333-221595-01

Dated June 1, 2020

 Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Trigger Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. If the final index value of each underlying index is greater than or equal to its respective initial index value, you will receive for each security that you hold at maturity a minimum of $350 to $450 (to be determined on the pricing date) per security in addition to the stated principal amount.  If the worst performing underlying index appreciates by more than 35% to 45% (to be determined on the pricing date) over the term of the securities, you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase of such worst performing underlying index. If the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold value, investors will receive the stated principal amount of their investment plus an unleveraged positive return based on the absolute value of the performance of the worst performing underlying index, which will be effectively limited to a 30% return. However, if the final index value of any underlying index is less than its respective downside threshold value, the payment at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final index value of the worst performing underlying from its initial index value. Under these circumstances, the payment at maturity will be less than $700 per security and could be zero. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity on the securities is based on the worst performing of the underlying indices, a decline in any final index value below 70% of its respective initial index value will result in a significant loss on your investment, even if the other underlying indices have appreciated or have not declined as much. These long-dated securities are for investors who seek an equity index-based return and who are willing to risk their principal, risk exposure to the worst performing of three underlying indices and forgo current income in exchange for the upside payment and absolute return features that in each case apply to a limited range of performance of the worst performing underlying index. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes Program.

The securities differ from the Jump Securities described in the accompanying product supplement for Jump Securities in that the securities offer the potential for a positive return at maturity if the worst performing underlying index depreciates by no more than 30%. The securities are not the Buffered Jump Securities described in the accompanying product supplement for Jump Securities. Unlike the Buffered Jump Securities, the securities do not provide any protection if the worst performing underlying index depreciates by more than 30%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	June 30, 2020
Original issue date:	July 6, 2020 (4 business days after the pricing date)
Maturity date:	July 3, 2025
Aggregate principal amount:	$
Interest:	None
Underlying indices:	The S&P 500® Index (the “SPX Index”), the NASDAQ-100 Index® (the “NDX Index”) and the Dow Jones Industrial AverageSM (the “INDU Index”)
Payment at maturity:

•     If the final index value of each underlying index is greater than or equal to its respective initial index value:

$1,000 + the greater of (i) $1,000 × the index percent change of the worst performing underlying index and (ii) the upside payment

•     If the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold value:

$1,000 + ($1,000 × absolute index return of the worst performing underlying index)

•     If the final index value of any underlying index is less than its respective downside threshold value, meaning the value of any underlying index has declined by more than 30% from its respective initial index value to its respective final index value:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 30%, and possibly all, of your investment.

Upside payment:	$350 to $450 per security (35% to 45% of the stated principal amount). The actual upside payment will be set on the pricing date.
Index percent change:	With respect to each underlying index, (final index value − initial index value) / initial index value
Index performance factor:	With respect to each underlying index, final index value / initial index value
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
Worst performing underlying index:	The underlying index with the lowest index performance factor
Initial index value:

With respect to the SPX Index,           , which is the index closing value of such index on the pricing date

With respect to the NDX Index,           , which is the index closing value of such index on the pricing date

With respect to the INDU Index,           , which is the index closing value of such index on the pricing date

Downside threshold value:

With respect to the SPX Index,           , which is 70% of the initial index value for such index

With respect to the NDX Index,           , which is 70% of the initial index value for such index

With respect to the INDU Index,           , which is 70% of the initial index value for such index

Final index value:	With respect to each underlying index, the index closing value of such index on the valuation date
Valuation date:	June 30, 2025, subject to postponement for non-index business days and certain market disruption events
CUSIP / ISIN:	61771BJW5 / US61771BJW54
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $917.10 per security, or within $55.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$	$
Total	$	$	$

(1)	The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)	MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $ per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(3)	See “Use of proceeds and hedging” on page 22.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2017           Index Supplement dated November 16, 2017           Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

Investment Summary

Principal at Risk Securities

The Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlying indices that provides a minimum positive return of 35% to 45% (to be determined on the pricing date) if the final index value of each underlying index is greater than or equal to its respective initial index value and offers uncapped 1-to-1 participation in the worst performing underlying index if the appreciation of such underlying index is greater than 35% to 45%;

▪	To potentially outperform the worst performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM in a moderately bullish or moderately bearish scenario; and

▪	To obtain an unleveraged positive return for a limited range of negative performance of the worst performing underlying index.

If the final index value of any underlying index is less than its downside threshold value, the securities are exposed on a 1-to-1 basis to the percentage decline of the final index value of the worst performing underlying index from its respective initial index value.  Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	Approximately 5 years
Upside payment:	$350 to $450 per security (35% to 45% of the stated principal amount). The actual upside payment will be set on the pricing date.
Downside threshold value:	For each underlying index, 70% of the respective initial index value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $917.10, or within $55.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

Key Investment Rationale

The securities do not pay interest but provide a minimum positive return of 35% to 45% (to be determined on the pricing date) if the final index value of each of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM is greater than or equal to its respective initial index value and offer an uncapped 1-to-1 participation in the worst performing underlying index if the appreciation of such underlying index is greater than 35% to 45%. However, if, as of the valuation date, the value of any underlying index is less than its respective downside threshold value, the payment due at maturity will be less than $700 per security and could be zero.

Absolute Return Feature

The securities enable investors to obtain an unleveraged positive return if the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold value.

Upside Scenario

If the final index value of each underlying index is greater than or equal to its respective initial index value, the payment at maturity for each security will be equal to $1,000 plus the greater of (i) $1,000 times the index percent change of the worst performing underlying index and (ii) the upside payment of $350 to $450. The actual upside payment will be set on the pricing date.

Absolute Return Scenario

The final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold value.  In this case, you receive a 1% positive return on the securities for each 1% negative return on the worst performing underlying index.  For example, if the final index value of the worst performing underlying index is 10% less than its respective initial index value, the securities will provide a total positive return of 10% at maturity.  The maximum return you may receive in this scenario is a positive 30% return at maturity.

Downside Scenario

If the final index value of any underlying index is less than its respective downside threshold value, you will lose 1% for every 1% decline in the value of the worst performing underlying index from its initial index value, without any buffer (e.g., a 60% depreciation in the worst performing underlying index from the respective initial index value to the respective final index value will result in a payment at maturity of $400 per security).

Because the payment at maturity of the securities is based on the worst performing of the underlying indices, a decline in any underlying index below its respective downside threshold value will result in a loss of a significant portion or all of your investment, even if the other underlying indices have appreciated or have not declined as much.

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities. The following examples are for illustrative purposes only. The payment at maturity on the securities is subject to our credit risk. The below examples are based on the following terms. The actual initial index values and downside threshold values will be determined on the pricing date.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Index Value:	With respect to the SPX Index: 2,200 With respect to the NDX Index: 9,000 With respect to the INDU Index: 28,000
Hypothetical Downside Threshold Value:

With respect to the SPX Index: 1,540, which is 70% of its hypothetical initial index value

With respect to the NDX Index: 6,300, which is 70% of its hypothetical initial index value

With respect to the INDU Index: 19,600, which is 70% of its hypothetical initial index value

Hypothetical Upside Payment:	$350 per security (35.00% of the stated principal amount). The actual upside payment will be set on the pricing date.
Interest:	None

EXAMPLE 1: Each underlying index appreciates substantially, and investors therefore receive the stated principal amount plus a return reflecting the index percent change of the worst performing underlying index.

Final index value		SPX Index: 3,190
NDX Index: 13,500 INDU Index: 44,800
Index percent change		SPX Index: (3,190 – 2,200) / 2,200 = 45% NDX Index: (13,500 – 9,000) / 9,000 = 50% INDU Index: (44,800 – 28,000) / 28,000 = 60%
Index performance factor		SPX Index: 3,190 / 2,200 = 145% NDX Index: 13,500 / 9,000 = 150% INDU Index: 44,800 / 28,000 = 160%
Payment at maturity	=	$1,000 + ($1,000 × the index percent change of the worst performing underlying index)
	=	$1,000 + $450
	=	$1,450

In example 1, the final index value for the SPX Index has increased from its initial index value by 45%, the final index value for the NDX Index has increased from its initial index value by 50% and the final index value for the INDU Index has increased from its initial index value by 60%. Because the final index value of each underlying index is at or above its respective initial index value, and the index percent change of the worst performing underlying index is greater than the minimum positive return of 35.00%, investors receive at maturity the stated principal amount plus 1-to-1 participation in the performance of the worst performing underlying index.  Investors receive $1,450 per security at maturity.

EXAMPLE 2: The final index value of each underlying index is at or above the respective initial index value but the worst performing underling index has not appreciated by more than 35.00%, and investors therefore receive the stated principal amount plus the upside payment.

Final index value	SPX Index: 2,420
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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

NDX Index: 9,450 INDU Index: 32,200
Index percent change		SPX Index: (2,420 – 2,200) / 2,200 = 10% NDX Index: (9,450 – 9,000) / 9,000 = 5% INDU Index: (32,200 – 28,000) / 28,000 = 15%
Index performance factor		SPX Index: 2,420 / 2,200 = 110% NDX Index: 9,450 / 9,000 = 105% INDU Index: 32,200 / 28,000 = 115%
Payment at maturity	=	$1,000 + upside payment
	=	$1,000 + $350
	=	$1,350

In example 2, the final index value for the SPX Index has increased from its initial index value by 10%, the final index value for the NDX Index has increased from its initial index value by 5% and the final index value for the INDU Index has increased from its initial index value by 15%. Because the final index value of each underlying index is at or above its respective initial index value, investors receive at maturity the stated principal amount plus the upside payment of $350. Investors receive $1,350 per security at maturity.

EXAMPLE 3: The final index value of one underlying index is greater than its respective initial index value, while the final index values of the other underlying indices are less than their respective initial index values but greater than their respective downside threshold values.

Final index value		SPX Index: 3,080
NDX Index: 7,650 INDU Index: 25,200
Index percent change		SPX Index: (3,080 – 2,200) / 2,200 = 40% NDX Index: (7,650 – 9,000) / 9,000 = -15% INDU Index: (25,200 – 28,000) / 28,000 = -10%
Index performance factor		SPX Index: 3,080 / 2,200 = 140% NDX Index: 7,650 / 9,000 = 85% INDU Index: 25,200 / 28,000 = 90%
Payment at maturity	=	$1,000 + ($1,000 × absolute index return of the worst performing underlying index)
	=	$1,000 + ($1,000 × 15%)
	=	$1,150

In example 3, the final index value of the SPX Index is greater than its respective initial index value, while the final index values of the NDX Index and the INDU Index are less than their respective initial index values but greater than their respective downside threshold values. While the SPX Index has appreciated by 40%, the NDX index has declined by 15% and the INDU Index has declined by 10%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying index, which is the NDX Index in this example. Investors receive $1,150 per security at maturity. In this example, investors receive a positive return even though one of the underlying indices declined in value by 15% and one of the other underlying indices declined in value by 10%, due to the absolute return feature of the securities and because no underlying index declined beyond its respective downside threshold value.

EXAMPLE 4: The final index value of one of the underlying indices is less than its respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying index from its initial index value.

Final index value	SPX Index: 2,640
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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

NDX Index: 4,050 INDU Index: 30,800
Index percent change		SPX Index: (2,640 – 2,200) / 2,200 = 20% NDX Index: (4,050 – 9,000) / 9,000 = -55% INDU Index: (30,800 – 28,000) / 28,000 = 10%
Index performance factor		SPX Index: 2,640 / 2,200 = 120% NDX Index: 4,050 / 9,000 = 45% INDU Index: 30,800 / 28,000 = 110%
Payment at maturity	=	$1,000 × index performance factor of the worst performing underlying index
	=	$1,000 × 45%
	=	$450

In example 4, the final index value for the SPX Index has increased from its initial index value by 20%, the final index value for the NDX Index has decreased from its initial index value by 55% and the final index value for the INDU Index has increased from its initial index value by 10%. Because one of the underlying indices has declined below its respective downside threshold value, investors do not receive the upside payment and instead are exposed to the full negative performance of the NDX Index, which is the worst performing underlying index in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying index from its initial index value. In this example, investors receive a payment at maturity equal to $450 per security, resulting in a loss of 55%.

EXAMPLE 5: The final index value of each underlying index is less than its respective initial index value but is greater than its respective downside threshold value.

Final index value		SPX Index: 1,870
NDX Index: 7,560 INDU Index: 22,400
Index percent change		SPX Index: (1,870 – 2,200) / 2,200 = -15% NDX Index: (7,560 – 9,000) / 9,000 = -16% INDU Index: (22,400 – 28,000) / 28,000 = -20%
Index performance factor		SPX Index: 1,870 / 2,200 = 85% NDX Index: 7,560 / 9,000 = 84% INDU Index: 22,400 / 28,000 = 80%
Payment at maturity	=	$1,000 + ($1,000 × absolute index return of the worst performing underlying index)
	=	$1,000 + ($1,000 × 20%)
	=	$1,200

In example 5, the final index value of each underlying index is less than its respective initial index value but is greater than its respective downside threshold value. The SPX index has declined by 15%, the NDX Index has declined by 16% and the INDU Index has declined by 20%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying index, which is the INDU Index in this example. Investors receive $1,200 per security at maturity.

EXAMPLE 6: The final index value of each underlying index is less than the respective downside threshold value. Investors are therefore exposed to the full decline in the worst performing underlying index from its initial index value.

Final index value	SPX Index: 440
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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

NDX Index: 3,600 INDU Index: 14,000
Index percent change		SPX Index: (440 – 2,200) / 2,200 = -80% NDX Index: (3,600 – 9,000) / 9,000 = -60% INDU Index: (14,000 – 28,000) / 28,000 = -50%
Index performance factor		SPX Index: 440 / 2,200 = 20% NDX Index: 3,600 / 9,000 = 40% INDU Index: 14,000 / 28,000 = 50%
Payment at maturity	=	$1,000 × index performance factor of the worst performing underlying index
	=	$1,000 × 20%
	=	$200

In example 6, the final index value for the SPX Index has decreased from its initial index value by 80%, the final index value for the NDX Index has decreased from its initial index value by 60% and the final index value for the INDU Index has decreased from its initial index value by 50%. Because one or more underlying indices have declined below their respective downside threshold values, investors do not receive the upside payment and instead are exposed to the full negative performance of the SPX Index, which is the worst performing underlying index in this example. Under these circumstances, investors lose 1% of the stated principal amount for every 1% decline in the value of the worst performing underlying index from its initial index value. In this example, investors receive a payment at maturity equal to $200 per security, resulting in a loss of 80%.

If the final index value of any of the underlying indices is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the level of the worst performing underlying index from its initial index value over the term of the securities, and you will lose a significant portion or all of your investment.

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final index value of each underlying index. If the final index value of any underlying index is less than 70% of its respective initial index value, the absolute return feature will no longer be available and the payment at maturity will be an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the final index value of the worst performing underlying index from its initial index value over the term of the securities, and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

▪	You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of each underlying index. Rather, it will be based upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. If the final index value of any underlying index declines to below 70% of its respective initial index value, you will be fully exposed to the negative performance of the worst performing underlying index at maturity, even if the other underlying indices have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of all of the underlying indices.

▪	Because the securities are linked to the performance of the worst performing underlying index, you are exposed to greater risk of sustaining a significant loss on your investment than if the securities were linked to just one underlying index. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying index. With three underlying indices, it is more likely that the final index value of any underlying index will decline to below its respective downside threshold value than if the securities were linked to only one underlying index. Therefore, it is more likely that you will suffer a significant loss on your investment.

▪	The amount payable on the securities is not linked to the values of the underlying indices at any time other than the valuation date. The final index values will be the index closing values on the valuation date, subject to postponement for non-index business days and certain market disruption events. Even if the value of the worst performing underlying index appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of the worst performing underlying index prior to such drop. Although the actual value of the worst performing underlying index on the stated maturity date or at other times during the term of the securities may be higher than its respective final index value, the payment at maturity will be based solely on the index closing value of the worst performing underlying index on the valuation date.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

▪	the values of the underlying indices at any time (including in relation to their initial index values),

▪	the volatility (frequency and magnitude of changes in value) of the underlying indices,

▪	dividend rates on the securities underlying the underlying indices,

▪	interest and yield rates in the market,

▪	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of the underlying indices,

▪	the time remaining until the maturity of the securities,

▪	the composition of the underlying indices and changes in the constituent stocks of the underlying indices, and

▪	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any underlying index is near, at or below its respective downside threshold value.

You cannot predict the future performance of the underlying indices based on their historical performance. If the final index value of any underlying index is less than 70% of its respective initial index value, you will be exposed on a 1-to-1 basis to the full decline in the final index value of the worst performing underlying index from its respective initial index value. There can be no assurance that the final index value of each underlying index will be greater than or equal to 70% of its respective initial index value so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose a significant portion or all of your investment.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

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Principal at Risk Securities

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., are willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

▪	Investing in the securities is not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the underlying indices.

▪	Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the stocks underlying such index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of such underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the securities at maturity will be an amount based on the closing prices on the valuation date of the stocks underlying the relevant index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance (depending also on the performance of the other underlying indices).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values, the downside threshold values, the final index values, the index percent changes or the index performance factors, as applicable, and the payment that you will receive at maturity, if any. Moreover, certain

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Principal at Risk Securities

determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index closing values in the event of a market disruption event or discontinuance of an underlying index.  These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement.  In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the value of any underlying index on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlying indices).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for Jump Securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than amounts treated as “FDAP income,” as defined in the accompanying product supplement for Jump Securities). The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the

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Principal at Risk Securities

“constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement.

Information as of market close on May 27, 2020:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	3,036.13
52 Weeks Ago:	2,802.39
52 Week High (on 2/19/2020):	3,386.15
52 Week Low (on 3/23/2020):	2,237.40

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2015 through May 27, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on May 27, 2020 was 3,036.13. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2015 to May 27, 2020

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Morgan Stanley Finance LLC

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Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter	2,519.36	2,409.75	2,519.36
Fourth Quarter	2,690.16	2,529.12	2,673.61
2018
First Quarter	2,872.87	2,581.00	2,640.87
Second Quarter	2,786.85	2,581.88	2,718.37
Third Quarter	2,930.75	2,713.22	2,913.98
Fourth Quarter	2,925.51	2,351.10	2,506.85
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter (through May 27, 2020)	3,036.13	2,470.50	3,036.13

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P 500® Index” in the accompanying index supplement.

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Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on May 27, 2020:

Bloomberg Ticker Symbol:	NDX
Current Index Value:	9,442.046
52 Weeks Ago:	7,278.376
52 Week High (on 2/19/2020):	9,718.727
52 Week Low (on 6/3/2019):	6,978.018

The following graph sets forth the daily closing values of the NDX Index for the period from January 1, 2015 through May 27, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The closing value of the NDX Index on May 27, 2020 was 9,442.046. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Closing Values January 1, 2015 to May 27, 2020

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Principal at Risk Securities

NASDAQ-100 Index®	High	Low	Period End
2015
First Quarter	4,483.049	4,089.648	4,333.688
Second Quarter	4,548.740	4,311.257	4,396.761
Third Quarter	4,679.675	4,016.324	4,181.060
Fourth Quarter	4,719.053	4,192.963	4,593.271
2016
First Quarter	4,497.857	3,947.804	4,483.655
Second Quarter	4,565.421	4,201.055	4,417.699
Third Quarter	4,891.363	4,410.747	4,875.697
Fourth Quarter	4,965.808	4,660.457	4,863.620
2017
First Quarter	5,439.742	4,911.333	5,436.232
Second Quarter	5,885.296	5,353.586	5,646.917
Third Quarter	6,004.380	5,596.956	5,979.298
Fourth Quarter	6,513.269	5,981.918	6,396.422
2018
First Quarter	7,131.121	6,306.100	6,581.126
Second Quarter	7,280.705	6,390.837	7,040.802
Third Quarter	7,660.180	7,014.554	7,627.650
Fourth Quarter	7,645.453	5,899.354	6,329.964
2019
First Quarter	7,493.270	6,147.128	7,378.771
Second Quarter	7,845.729	6,978.018	7,671.075
Third Quarter	8,016.953	7,415.691	7,749.449
Fourth Quarter	8,778.313	7,550.786	8,733.073
2020
First Quarter	9,718.727	6,994.291	7,813.499
Second Quarter (through May 27, 2020)	9,485.020	7,486.287	9,442.046

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

Dow Jones Industrial AverageSM Overview

The Dow Jones Industrial AverageSM is a price-weighted index composed of 30 common stocks that is published by S&P Dow Jones Indices LLC, the marketing name and a licensed trademark of CME Group Inc., as representative of the broad market of U.S. industry. For additional information about the Dow Jones Industrial AverageSM, see the information set forth under “Dow Jones Industrial AverageSM” in the accompanying index supplement.

Information as of market close on May 27, 2020:

Bloomberg Ticker Symbol:	INDU
Current Index Value:	25,548.27
52 Weeks Ago:	25,347.77
52 Week High (on 2/12/2020):	29,551.42
52 Week Low (on 3/23/2020):	18,591.93

The following graph sets forth the daily closing values of the INDU Index for the period from January 1, 2015 through May 27, 2020. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the INDU Index for each quarter in the same period. The closing value of the INDU Index on May 27, 2020 was 25,548.27. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The INDU Index has at times experienced periods of high volatility, and you should not take the historical values of the INDU Index as an indication of its future performance.

INDU Index Daily Closing Values January 1, 2015 to May 27, 2020

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Principal at Risk Securities

Dow Jones Industrial AverageSM	High	Low	Period End
2015
First Quarter	18,288.63	17,164.95	17,776.12
Second Quarter	18,312.39	17,596.35	17,619.51
Third Quarter	18,120.25	15,666.44	16,284.70
Fourth Quarter	17,918.15	16,272.01	17,425.03
2016
First Quarter	17,716.66	15,660.18	17,685.09
Second Quarter	18,096.27	17,140.24	17,929.99
Third Quarter	18,636.05	17,840.62	18,308.15
Fourth Quarter	19,974.62	17,888.28	19,762.60
2017
First Quarter	21,115.55	19,732.40	20,663.22
Second Quarter	21,528.99	20,404.49	21,349.63
Third Quarter	22,412.59	21,320.04	22,405.09
Fourth Quarter	24,837.51	22,557.60	24,719.22
2018
First Quarter	26,616.71	23,533.20	24,103.11
Second Quarter	25,322.31	23,644.19	24,271.41
Third Quarter	26,743.50	24,174.82	26,458.31
Fourth Quarter	26,828.39	21,792.20	23,327.46
2019
First Quarter	26,091.95	22,686.22	25,928.68
Second Quarter	26,753.17	24,815.04	26,599.96
Third Quarter	27,359.16	25,479.42	26,916.83
Fourth Quarter	28,645.26	26,078.62	28,538.44
2020
First Quarter	29,551.42	18,591.93	21,917.16
Second Quarter (through May 27, 2020)	25,548.27	20,943.51	25,548.27

“Dow Jones,” “Dow Jones Industrial Average,” “Dow Jones Indexes” and “DJIA” are service marks of Dow Jones Trademark Holdings LLC. For more information, see “Dow Jones Industrial AverageSM” in the accompanying index supplement.

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Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publishers:	With respect to each of the SPX Index and the INDU Index, S&P Dow Jones Indices LLC, or any successor thereof. With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due, if any, with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Morgan Stanley Finance LLC

Dual Directional Trigger Jump Securities Based on the Value of the Worst Performing of the S&P 500® Index, the NASDAQ-100 Index® and the Dow Jones Industrial AverageSM due July 3, 2025

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

▪  A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product

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supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in stocks of the underlying indices and in futures and options contracts on the underlying indices and any component stocks of the underlying indices listed on major securities markets. Such purchase activity could potentially increase the initial index value of an underlying index, and, therefore, could increase the value at or above which such underlying index must close on the valuation date so that you do not suffer a significant loss on your initial investment in the securities (depending also on the performance of the other underlying indices). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of an underlying index, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any (depending also on the performance of the other underlying indices). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented,

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in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)  neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $         per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the upside payment, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA

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member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

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